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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     The Registrant, Champion Industries, Inc., a West Virginia corporation, does business under the trade name "Chapman Printing Company". Its wholly owned subsidiaries are:

1.   The Chapman Printing Company, Inc., a West Virginia corporation.

2. Stationers, Inc., a West Virginia corporation (doing business in Ohio as "Garrison Brewer").

3.   Bourque Printing, Inc., a Louisiana corporation.

4.   Dallas Printing Company, Inc., a Mississippi corporation.

5.   Carolina Cut Sheets, Inc., a West Virginia corporation.

6.   U.S. Tag & Ticket Company, Inc., a Maryland corporation.

7.   Donihe Graphics, Inc., a Tennessee corporation.

8.   Smith & Butterfield Co., Inc., an Indiana corporation.

9.   The Merten Company, an Ohio corporation.

10.  Interform Corporation, a Pennsylvania corporation.

11.  CHMP Leasing, Inc., a West Virginia corporation.

12.  Blue Ridge Printing Co., Inc., a North Carolina corporation.

13.  Rose City Press, a West Virginia corporation

14.  Capitol Business Equipment, Inc., a West Virginia corporation

15.  Thompson's of Morgantown, Inc., a West Virginia corporation

16.  Independent Printing Service, Inc., an Indiana corporation

17.  Diez Business Machines, Inc., a Louisiana corporation



                                  Exhibit 21-p1